Biological Materials Transfer Agreement

This Agreement by and between OPHIDIAN PHARMACEUTICALS, INC. (hereinafter OPHIDIAN), a Delaware corporation, having a principal address at 5445 East Cheryl Parkway, Madison, WI 53711 and BIOSYNTECH LTD., (hereinafter "BIOSYNTECH") a Canadian corporation with offices at 475 Boulevard Armand Frappier, Montreal (Laval) QC, CANADA H7V 4B3 and shall govern the conditions of transfer of materials and the confidential disclosure of proprietary information to and from the aforementioned parties.

Whereas BIOSYNTECH and OPHIDIAN desire to receive certain Materials and Information from the other party to this agreement for scientific and commercial evaluation;
Whereas OPHIDIAN and BIOSYNTECH are willing to provide the Materials and Information described herein;

Now, therefore OPHIDIAN and BIOSYNTECH agree as follows:

     1.   "Materials"   shall  mean  proprietary   original   materials  of  the
          respective parties;

     2.   "Information"   shall  mean,   subject  to  paragraph  4  below,   all
          information relating to the Materials;

     3 Materials shall remain the sole property of the party providing them. The Providing Party shall retain all intellectual property rights in Materials and Information. The Receiving Party shall not transfer materials and materials derived from Materials to anyone other than its employees. Only those employees of the Receiving Party with a legitimate need for access will have access to Materials or Information. Materials may not be transferred or taken by the Receiving Party to another institution or company without the prior written consent of the Providing Party. Materials will not be sold to third parties and shall not be used for research, testing or treatment involving human subjects or for making any clinical decisions relating to human diagnosis or care.

     4. Information generated during this material transfer and evaluation shall be retained in confidence by both parties for three (3) years and shall not be disclosed to third parties, unless the information:
          a) at the time of disclosure is in the public domain; b) disclosure becomes part of the public domain, except by breach of this Agreement;
          c) was in the possession of the recipient of the information at the time of disclosure as established by competent written evidence; d) was received from a third party who is not, directly or indirectly, under an obligation of confidentiality with respect to such information; or e) is approved for public release by written authorization of the other party to this agreement.

      5 The Receiving Party agrees to use Materials or Information and the results of Receiving Party's evaluation of Materials to; a) examine the possibility of entering into a business relationship with the Providing Party, and not for any other commercial purposes.

     6. OPHIDIAN and BIOSYNTECH agree that nothing herein shall create or imply any obligation to enter into any other agreement.

     7. Information or materials received from the Providing Party and any developments materially derived therefrom are and shall remain the sole property of the Providing Party. Nothing herein shall be deemed to constitute by implication or otherwise the license or grant to the Receiving Party by the Providing Party of any intellectual property right to or interest in the Providing Party's information and/or any information, technology and/or products materially derived or

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          developed  therefrom,  except as the parties may subsequently agree in writing. The Receiving Party shall not use, develop, disclose to any third party, and/or commercialize any of the foregoing without the
          Providing   Party's   written   consent.   No  agency  or  partnership
          relationship is created by this Agreement; no warranties are made by the Providing Party or right to use or fitness for any purpose or of any other kind; and it is understood that neither party has any obligation to enter into any further agreements with the other related to any Technology or any other matter.

     8. The Materials to be delivered by the Providing Party to the Receiving Party are to be used in a safe manner and in accordance with all applicable governmental rules and regulations. They are provided by the Providing Party "AS IS." THE PROVIDING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MATERIALS AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE. THE PROVIDING PARTY DISCLAIMS ALL WARRANTIES OF NON INFRINGEMENT WITH RESPECT TO ANY THIRD PARTY RIGHTS AND TITLE, INCLUDING PATENT RIGHTS, IN THE MATERIALS.

     9. Except to the extent specifically precluded by applicable federal or state law, the Receiving Party agrees to defend, indemnify and hold the Providing Party and its directors, trustees, appointees, employees and agents harmless from any claims, liabilities, damages and losses that might arise as a result of the Receiving Party use of the Providing Party Materials or the Providing Party Information. Where such indemnity is precluded, the Receiving Party assumes sole responsibility for any claims, liabilities, damages and losses that might arise as result of the Receiving Party use of the Materials.

     10. Upon conclusion of the evaluation using the Providing Party Materials or upon request by the Providing Party, the Receiving Party agrees to discontinue use of the Providing Party Materials and will arrange for the return to the Providing Party or for the lawful disposal of all unused Providing Party Materials, as elected by the Providing Party.

     11. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard or giving effect to its principles of conflict of laws. This Agreement constitutes the entire agreement and understanding of the parties and supersedes any prior agreements or understandings relating to the subject matter hereof with the exception of the Confidentiality Agreement dated 12 August 1999 between the aforementioned parties. This agreement may not be modified except by a written instrument signed by all parties. No provision or benefit of this agreement may be waived, except by Written instrument duly executed by the party or parties to be charged therewith.

        /S/ Francois Binette  Date 8/16/99 /S/ Douglas C. Stafford Date: 8/12/99
        --------------------  ------------ ----------------------- -------------
          Francois Binette                 Douglas C. Stafford
          Vice-President R&D               President and CEO
          Biosyntech Ltd.                  OPHIDIAN Pharmaceuticals, Inc.
          475 Blvd. Armand-Frappier        5445 East Cheryl Parkway
          LAVAL. QC.                       Madison, WI 53711
          CANADA H70-4B3